EXHIBIT 21.1
                LIST OF SUBSIDIARIES OF COMFORT SYSTEMS USA, INC.


ENTITY                                                      STATE OF
NUMBER       NAME OF ENTITY                                 ORGANIZATION
------       --------------                                 ------------
1.           Aaron Mechanical, Inc.                         Michigan
2.           ACI Mechanical, Inc.                           Delaware
3.           A.C.I. Mechanical USA, Inc.                    Delaware
4.           Accurate Air Systems, L.P.                     Texas
5.           Accu-Temp GP, Inc.                             Delaware
6.           Accu-Temp LP, Inc.                             Delaware
7.           Accu-Temp, LLC                                 Indiana
8.           Adams Mechanical Services, Inc.                Texas
9.           Air Power Systems, Inc.                        Delaware
10.          Air Solutions USA, Inc.                        Delaware
11.          All Temp Services, Inc.                        Florida
12.          American Refrigeration Contractors,
              Inc.                                          Delaware
13.          Armani Plumbing & Mechanical, Inc.             New York
14.          Atlas-Accurate Holdings, L.L.C.                Delaware
15.          Atlas Air Conditioning Company, L.P.           Texas
16.          Batchelor's Mechanical Contractors,
              Inc.                                          Alabama
17.          BCM Controls Corporation                       Massachusetts
18.          Bessette Plumbing & Heating, Inc.              Connecticut
19.          CEL, Inc. (Casey Electric)                     Delaware
20.          Central Mechanical Construction Co.,
              Inc.                                          Delaware
21.          Central Mechanical, Inc.                       Delaware
22.          Climate Control, Inc.                          Delaware
23.          Comfort Systems USA G.P., Inc.                 Delaware
24.          Comfort Systems USA (Texas), L.P.              Texas
25.          Contract Service, Inc.
              [C.S.I./Bonneville]                           Utah
26.          CS44 Acquisition Corp.
              [Edmonds/Service Refrigeration]               Delaware
27.          Design Mechanical Incorporated                 Delaware
28.          Eastern Heating & Cooling, Inc.                New York
29.          Eastern Refrigeration Co., Inc.                New York
30.          EDS, Inc. [Energy Development
              Services]                                     Minnesota
31.          E.L. Pruitt Company                            Delaware
32.          ESS Engineering, Inc.                          Delaware
33.          F&G Mechanical Corporation                     Delaware
34.          FIX Reinsurance Corporation                    Vermont
35.          Fred Hayes Mechanical Contractors,
              Inc.                                          Delaware
36.          Freeway Heating & Air Conditioning,
              Inc.                                          Utah
37.          GMS Air Conditioning, Inc.                     Delaware
38.          Gotham Air Conditioning Service,
              Inc.                                          Delaware
39.          Gulfside Mechanical, Inc.                      Delaware
40.          H & H Plumbing & Heating, Inc.                 Delaware
41.          H & M Mechanical, Inc.                         Delaware

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
ENTITY                                                      STATE OF
NUMBER       NAME OF ENTITY                                 ORGANIZATION
------       --------------                                 ------------

42.          Harris General & Mechanical
              Contractors, Inc.                             Delaware
43.          Helm Corporation                               Colorado
44.          Helm Corporation San Diego                     California
45.          Hess Mechanical  Corporation                   Delaware
46.          Hillcrest Sheet Metal, Inc.                    Delaware
47.          Industrial Cooling Inc.                        Delaware
48.          J & J Mechanical, Inc.                         Kentucky
49.          James Air Conditioning Enterprise
              Inc.                                          Puerto Rico
50.          Kilgust Mechanical, Inc.                       Delaware
51.          Kuempel Service, Inc.                          Ohio
52.          Lawrence Service, Inc.                         Tennessee
53.          Lower Bucks Cooling and Heating
              Corporation                                   Pennsylvania
54.          Lowrie Electric Company, Inc.                  Tennessee
55.          Mandell Mechanical Corporation                 New York
56.          Martin Heating, Inc.                           Delaware
57.          Maximum Refrigeration & Air
              Conditioning Corp.                            Delaware
58.          Meadowlands Fire Protection Corp.              New Jersey
59.          Mechanical Service Group, Inc. [Page]          Delaware
60.          MJ Mechanical Services, Inc.                   Delaware
61.          N.J.M. Service Co., Inc.                       New Jersey
62.          Nogle &  Black Mechanical, Inc.                Delaware
63.          North American Mechanical, Inc.                Delaware
64.          North Jersey Mechanical Contractors,
              Inc.                                          New Jersey
65.          OK Sheet Metal and Air Conditioning,
              Inc.                                          Delaware
66.          Quality Air Heating & Cooling,
              Inc.                                          Michigan
67.          Radney Plumbing, Inc.                          Delaware
68.          River City Mechanical, Inc.                    Michigan
69.          River City Mechanical,
              Incorporated                                  Delaware
70.          Ross & Associates, Inc.                        Delaware
71.          S&K Air Conditioning Co., Inc.                 Georgia
72.          S. I. Goldman Company, Inc.                    Delaware
73.          S.M. Lawrence Company, Inc.                    Tennessee
74.          Salmon & Alder, Inc.                           Utah
75.          Salmon &  Alder, LLC                           Utah
76.          Seasonair, Inc.                                Maryland
77.          Shambaugh & Son, Inc.                          Indiana
78.          Sheren Plumbing & Heating, Inc.                Delaware
79.          Southern Bluegrass Mechanical, Inc.            Delaware
80.          Standard Heating & Air Conditioning
              Company                                       Alabama
81.          Superior Heating and Sheet Metal
              Company                                       Delaware
82.          Target Construction, Inc.                      Delaware
83.          Tech Heating and Air Conditioning,
              Inc.                                          Ohio

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
ENTITY                                                      STATE OF
NUMBER       NAME OF ENTITY                                 ORGANIZATION
------       --------------                                 ------------

84.          Tech Mechanical Inc.                           Ohio
85.          Temp-Right Service, Inc.                       Delaware
86.          Temprite Air Conditioning and
              Refrigeration, Inc.                           Delaware
87.          The Capital Refrigeration Company              Delaware
88.          The Fagan Company                              Kansas
89.          The Harvey Robbin Company                      Delaware
90.          Tri-City Mechanical, Inc.                      Arizona
91.          Troost Service Co.                             Michigan
92.          United Environmental Services,
              Inc.                                          Delaware
93.          Walker-J-Walker, Inc.                          Tennessee
94.          Weather Engineering, Inc.                      Delaware
95.          Western Building Services, Inc.                Colorado
96.          Woodcock & Associates, Inc.                    New York


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